Exhibit 32.1

Certification of Principal Executive Officer

In connection with the Quarterly Report on Form 10-Q for the period ended September 30, 2008 (the “Report”) of Hamptons Luxury Homes, Inc. (the “Registrant”), I, Roy Dalene, the Chief Executive Officer of the Registrant, certify, to the best of my knowledge, that:

1.

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Report fairly presents, in all material respects, the financial conditions and results of operations of the Registrant.

Dated:  November 14, 2008

            /s/ Roy Dalene           .

Roy Dalene